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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934

                               November 15, 2000
                               (Date of Report)

                               EMPIRE GOLD INC.

                    Commission File Number: 1-4799


             Indiana                                    35-0540454
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

               # 400- 455 Granville Street.
          Vancouver, British Columbia, Canada                 V6C 1T1
        (Address of principal executive offices)             (Zip Code)

      Registrant's telephone number, including area code: (604) 267 2555


                    802 - 1985 Bellevue Ave.
          West Vancouver, British Columbia, Canada            V7V 1B6
        (Former Address if changed since last report)        (Zip Code)
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Item 1. Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure.

At a Board of Directors' Meeting held on November 15, 2000, the company appointed Peet Nienaber Inc. - Chartered Accountants of Vancouver BC as auditors of the company, effective January 1, 1998. KPMG -Chartered Accountants of Toronto, Canada, were dismissed by the directors at the same meeting.

There was no disagreement during the two most recent fiscal years, and any subsequent interim period preceding the dismissal, with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure, which disagreement, if not resolved to the satisfaction of the former accountant, would have caused them to make a reference to the subject matter of the disagreement in connection with their reports.

The former accountant's report, dated June 12, 1998, for the year ended December 31, 1997, contained a qualification as to the uncertainty that the company will continue as a going concern. The uncertainty arose because at December 31, 1997 the company had an accumulated deficit of $47,905,306 and a working capital deficiency of $162,035. The company also required additional capital to proceed with the Company's exploration program. These matters raised substantial doubt about the company's ability to continue as a going concern.

                                  Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        EMPIRE GOLD INC
                                         (Registrant)

January 16, 2001                        /s/ Florian Riedl-Riedenstein
                                        ------------------------------------
                                        Florian Riedl-Riedenstein, Chairman,
                                         President, Chief Executive Officer
                                         (Principal Executive Officer), and
                                                       Director